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                                                                    EXHIBIT 11.1

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


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                                                                    EXHIBIT 11.1

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                         ABR INFORMATION SERVICES, INC.

                                                                                     YEAR ENDED JULY 31,
                                                                         --------------------------------------------
                                                                             1995           1996              1997
                                                                             ----           ----              ----
Primary:
  Average shares outstanding                                                19,680,322     22,353,988      27,320,151
  Net effect of dilutive stock options  -
     based on the treasury stock
     method using average market price                                         321,168        713,066         494,643
                                                                         -------------    -----------     -----------
        TOTAL                                                               20,001,490     23,067,054      27,814,794

Net income per financial statements                                        $ 2,793,679    $ 5,673,783     $12,228,652

Per share amount                                                                  $.14           $.25            $.44
                                                                                  ====           ====            ====


Fully Diluted:
  Average shares outstanding                                                19,680,322     22,353,988      27,320,151
  Net effect of dilute stock options - based
     on the treasury stock method
     using the year end price, higher
     than average market price                                                 435,922        804,862         609,975
                                                                         -------------    -----------     -----------
        TOTAL                                                               20,116,244     23,158,850      27,930,126

Net income per financial statements                                        $ 2,793,679    $ 5,673,783     $12,228,652

Per share amount                                                                  $.14           $.25            $.44
                                                                                  ====           ====            ====
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